UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Stacy Lindborg as Co-Chief Executive Officer

On April 16, 2024, Dr. Stacy Lindborg, the Co-Chief Executive Officer of Brainstorm Cell Therapeutics Inc. (the “Company”), provided the Company with notice of her intent to resign from her current role at the Company, effective as of May 9, 2024. Dr. Lindborg’s resignation is not a result of any disagreement with the Company or its Board of Directors (the “Board”), or any matter relating to its operations, policies or practices.

Stacy Lindborg Separation Agreement

On April 16, 2024, the Company and Dr. Lindborg entered into a Separation Agreement (the “Separation Agreement”), with effect from May 9, 2024 (the “Separation Date”). Under the Separation Agreement, among others, (i) the Company agrees to pay Dr. Lindborg a lump sum of $300,000 as separation bonus, which shall be paid in full by March 15, 2025, (ii) Dr. Lindborg agrees to a general release of all claims that she may have against the Company, and (iii) Dr. Lindborg agrees to serve as a member of the Board effective as of the Separation Date. In addition, Dr. Lindborg’s outstanding equity awards, other than her March 11, 2024 grant of 241,935 shares of restricted stock (the “March 2024 RSA”), will cease vesting following the Separation Date and any such awards that are unvested as of the Separation Date will be forfeited. Dr. Lindborg’s March 2024 RSA will continue vesting while Dr. Lindborg is a member of the Board in accordance with the relevant equity agreement between her and the Company and the applicable equity plan of the Company, provided, however, that any unvested shares shall accelerate and become fully vested in the event of a change of control of the Company. Dr. Lindborg is subject to certain ongoing obligations as set forth in the Separation Agreement, her offer letter dated as of May 26, 2020, as amended, and the Company’s standard assignment, non-competition, non-solicitation and confidentiality agreement, which include, among others, post-separation non-competition obligations.

Appointment of Stacy Lindborg to the Board

Dr. Lindborg has been appointed to serve as a member of the Board, with effect from the Separation Date.

Dr. Lindborg served as the Company’s Co-Chief Executive Officer from January 2023 to April 2024. Prior to this, from June 2020 to January 2023, Dr. Lindborg served as our Executive Vice President and Chief Development Officer. She currently serves on the board of directors of Imunon, Inc. (formerly Celsion Corporation), a publicly-traded clinical stage biotechnology company. Dr. Lindborg previously served at Biogen Inc. (“Biogen”) from 2012 to 2020, where she was most recently Vice President, Analytics and Data Science. She also served on the R&D governance team during a time of significant growth for Biogen, and was active in guiding the firm’s long-term vision for growth through analytics and by stimulating innovative development platforms to increase productivity. Prior to her role at Biogen, Dr. Lindborg worked at Eli Lilly & Company, where she held positions of increasing responsibility. In her role as the Head of R&D strategy, she was responsible for characterizing the productivity of the portfolio and driving key R&D strategy projects including the annual R&D Long-Range Plan. Additionally, she was Leader of Zyprexa Product Management in which she was responsible for R&D, Commercial and Manufacturing plans. Dr. Lindborg holds a Ph.D. in statistics from Baylor University.

Other than the Separation Agreement, there are no arrangements or understandings between Dr. Lindborg and any other persons pursuant to which she was appointed to the Board. There are also no family relationships between Dr. Lindborg and the executive officers or directors of the Company, and no transactions involving the Company and Dr. Lindborg that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

After Dr. Lindborg joins the Board on the Separation Date, as a non-employee director, Dr. Lindborg will receive equity compensation paid by the Company pursuant to its Second Amended and Restated Director Compensation Plan, as amended. Pursuant to the Company’s Second Amended and Restated Director Compensation Plan, as amended, the Board expects to Dr. Lindborg will receive the following compensation for her service on the Board: (a) an initial grant of 6,666 shares of Restricted Stock for serving as a director; and (b) an annual award immediately following each annual meeting of stockholders of the Company consisting of either a nonqualified stock option to purchase 6,666 shares of the Company’s common stock, par value $0.00005 per share (“Common Stock”) or 6,666 shares of Restricted Stock for serving as a director. Every option and restricted stock award will vest monthly as to 1/12 the number of shares subject to the award over a period of twelve months, provided that Dr. Lindborg remains a member of the Board on each such vesting date.

Item 8.01. Other Events.

On April 16, 2024, the Company promoted Dr. Ibrahim B. Dagher, who had served as the Company’s Chief Development Officer since July 2023, to Executive Vice President and Chief Medical Officer of the Company.

On April 16, 2024, the Company issued a press release announcing (i) Dr. Linborg’s stepdown as the Co-Chief Executive Officer and her election to the Board and (ii) Dr. Dagher’s promotion to Executive Vice President and Chief Medical Officer. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description No.

99.1	Press Release issued by Brainstorm Cell Therapeutics Inc., dated April 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: April 16, 2024	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer